As filed with the Securities and Exchange Commission on March 19, 2025
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

MediWound Ltd.
(Exact name of Registrant as specified in its charter)

N/A
(Translation of Registrant’s name into English)

Israel	Not applicable
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

42 Hayarkon Street
Yavne 8122745, Israel
+972 (77) 971-4100
(Address and telephone number of Registrant’s principal executive offices)

Puglisi & Associates
850 Library Avenue, Suite 204
Newark, Delaware 19711
(302) 738-6680(Name, address and telephone number of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Michael J. Rosenberg, Esq. Joshua G. Kiernan, Esq. Nathan Ajiashvili, Esq. Latham & Watkins LLP 1271 Avenue of the Americas New York, New York 10020 Tel: (212) 906-1200	Yaron Mayer, Adv. MediWound Ltd. 42 Hayarkon Street Yavne 8122745, Israel +972 (77) 971-4100	Shachar Hadar, Adv. Jonathan M. Nathan, Adv. Meitar | Law Offices 16 Abba Hillel Rd. Ramat Gan 5250608, Israel Tel: +972-3-610-3100

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. Neither we nor the selling shareholder may sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion, dated March 19, 2025

PROSPECTUS

$125,000,000 of Ordinary Shares, Warrants and/or
Debt Securities, Separately and/or Units, Offered by the Company.

and

Up to 1,266,141 Ordinary Shares Offered by the Selling Shareholder

MediWound Ltd.

We may offer from time to time in one or more series or issuances ordinary shares, warrants to purchase ordinary shares and/or debt securities consisting of debentures, notes or other evidences of indebtedness or any combination of the above, separately or as units. We refer to the ordinary shares, warrants, debt securities and units collectively as “securities” in this prospectus.

In addition, the selling shareholder may offer up to 1,266,141 ordinary shares. We will not receive any of the proceeds from the sale of ordinary shares by the selling shareholder.

Each time we or a selling shareholder sell securities pursuant to this prospectus, we will provide a supplement to this prospectus that contains specific information about the offering and the specific terms of the securities offered. You should read this prospectus and the applicable prospectus supplement carefully before you invest in our securities.

We or the selling shareholder may, from time to time, offer the securities through public or private transactions, directly or through underwriters, agents or dealers, on or off the Nasdaq Stock Market at prevailing market prices or at privately negotiated prices. If any underwriters, agents or dealers are involved in the sale of any of these securities, the applicable prospectus supplement will set forth the names of the underwriter, agent or dealer and any applicable fees, commissions or discounts.

Our ordinary shares are traded on the Nasdaq Global Market under the symbol “MDWD.” The closing price of our ordinary shares, as reported on the Nasdaq Global Market on March 18, 2025 was $19.27.

Investing in these securities involves certain risks. Please carefully consider the “Risk Factors” in Item 3 of our most recent annual report on Form 20-F incorporated by reference in this prospectus, and the “Risk Factors” referenced on page 3 of this prospectus, and in any applicable supplement to this prospectus, for a discussion of the factors you should consider carefully before deciding to purchase these securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities being offered by this prospectus, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                   , 2025

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this process, we may offer and sell our securities under this prospectus and an accompanying prospectus supplement, and the selling shareholder referred to in this prospectus and identified in supplements to this prospectus may also offer and sell our ordinary shares under this prospectus.

Under this shelf process, we may offer the securities described in this prospectus in one or more offerings up to a total price to the public of $125 million. The selling shareholder may sell up to 1,266,141 ordinary shares in one or more offerings. The offer and sale of securities under this prospectus may be made from time to time, in one or more offerings, in any manner described under the section in this prospectus entitled “Plan of Distribution.”

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering, if required. The prospectus supplement may also add, update or change information contained in this prospectus, and may also contain information about any material federal income tax considerations relating to the securities covered by the prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

This summary may not contain all of the information that may be important to you. You should read this entire prospectus, including the financial data and related notes incorporated by reference in this prospectus, before making an investment decision. This summary contains forward-looking statements that involve risks and uncertainties. Our actual results may differ significantly from the results discussed in the forward-looking statements. Factors that might cause or contribute to such differences include those referred to in “Risk Factors” and “Forward-Looking Statements.”

References to “we,” “us” and “our” in this prospectus, unless the context otherwise requires or as otherwise expressly stated, refer to MediWound Ltd and its subsidiaries.

MEDIWOUND LTD.

Company Overview

We are a global leader in next-generation enzymatic therapeutics focused on non-surgical tissue repair. Our solutions selectively remove non-viable hazardous tissue while preserving healthy tissue, offering a safer and more effective alternative to traditional methods. With robust in-house research, development, and manufacturing capabilities, the company produces and commercializes cutting-edge biologics for wound and burn care that exceed existing standards of care, improve patient outcomes, and reduce healthcare costs by eliminating the need for surgical interventions.

Our flagship product, NexoBrid, is a topically administered biological orphan drug that enzymatically removes eschar while preserving viable tissue in patients with deep partial- and full-thickness thermal burns. It is approved for use in more than 40 countries, including the United States, in the European Union, and Japan.

 Building on our proprietary enzymatic technology, we are advancing EscharEx®, a Phase III pipeline drug for the treatment of chronic wounds. EscharEx is a bioactive, multimodal debridement therapy for the treatment of chronic and other hard-to-heal wounds, currently in the advanced stages of clinical development. It is a concentrate of proteolytic enzymes, enriched with bromelain, designed for topical and easy-to-use daily applications. In three Phase II clinical trials, EscharEx has demonstrated a strong safety profile and efficacy in debridement, granulation tissue promotion, and the reduction of bioburden and biofilm, effectively preparing wound beds for healing. In February 2025 we announced the initiation of VALUE, a global, pivotal Phase III trial evaluating EscharEx for the treatment of venous leg ulcers (VLUs). In addition to the VALUE study, we plan to initiate a randomized, head-to-head Phase II study in 2025, comparing EscharEx to collagenase in VLU patients. Furthermore, we are advancing preparations for an adaptive design Phase II/III clinical trial targeting diabetic foot ulcers (DFUs), which is expected to begin in 2026.

Our pipeline also includes MW005, a topical therapeutic for the treatment of basal cell carcinoma that has demonstrated positive results in a Phase I/II study.

We manufacture NexoBrid and our product candidates in our cGMP certified sterile manufacturing facility at our headquarters in Yavne, Israel.

Corporate Information

We were incorporated under the laws of the State of Israel on January 27, 2000. Our principal executive offices are located at 42 Hayarkon Street, Yavne 8122745, Israel, and our telephone number is +972-77-971-4100. Our website is www.MediWound.com. The information contained on, or that can be accessed through, our website does not constitute a part of this prospectus and is not incorporated by reference herein. Our agent for service of process in the United States is Puglisi & Associates, located at 850 Library Avenue, Suite 204, Newark, Delaware 19711, and its telephone number is +1 (302) 738-6680.

Throughout this prospectus, we refer to various trademarks, service marks and trade names that we use in our business. The “MediWound” design logo, “MediWound”, “NexoBrid”, “EscharEx” and other trademarks or service marks of MediWound Ltd. appearing in this prospectus are the property of MediWound Ltd. We have several other registered trademarks, service marks and pending applications relating to our products. Although we have omitted the “®” and “™” trademark designations for such marks in this prospectus, all rights to such trademarks are nevertheless reserved. Other trademarks and service marks appearing in this prospectus are the property of their respective holders.

RISK FACTORS

An investment in our securities involves a high degree of risk. Our business, financial condition or results of operations could be adversely affected by any of these risks. If any of these risks is actualized, the value of our ordinary shares and our other securities may decline. You should carefully consider the risk factors discussed under the caption “Risk Factors” in our Annual Report on Form 20-F for the year ended December 31, 2024 as filed with the SEC on March 19 2025, in any other filings that we make with the SEC subsequent to the date of this prospectus which are incorporated herein by reference, and in any supplement to this prospectus, before making your investment decision.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated in it by reference contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, that are based on our management’s beliefs and assumptions and on information currently available to our management. Forward-looking statements include information concerning possible or assumed future results of our business, financial condition, results of operations, liquidity, plans and objectives. Forward-looking statements include all statements that are not historical facts and in some cases can be identified by terminology such as “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “expect,” “predict,” “potential,” or the negative of these terms or other similar expressions that convey uncertainty of future events or outcomes.

Our ability to predict the results of our operations or the effects of various events on our operating results is inherently uncertain. Therefore, we caution you to consider carefully the matters described under the caption “Risk Factors” and certain other matters discussed in this prospectus, the documents incorporated by reference in this prospectus, any supplement to this prospectus and other publicly available sources. Such factors and many other factors beyond the control of our management could cause our actual results, level of activity, performance or achievements to differ materially from any future results, level of activity, performance or achievements that may be expressed or implied by the forward-looking statements. Unless we are required to do so under U.S. federal securities laws or other applicable laws, we do not intend to update or revise any forward-looking statements.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we intend to use the net proceeds from the sale of securities offered by us pursuant to this prospectus for general corporate purposes, which may include continued product development and commercialization. The timing and amount of our actual expenditures will be based on many factors, including cash flows from operations and the anticipated growth of our business. As a result, unless otherwise indicated in the applicable prospectus supplement, our management will have broad discretion to allocate the net proceeds of the offerings.

Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds from the sale of ordinary shares by the selling shareholder.

SELLING SHAREHOLDER

The selling shareholder and its affiliated entities may offer and sell from time to time pursuant to this prospectus, an aggregate of up to 1,266,141 of our ordinary shares.

The selling shareholder entities have the right to include their securities in a registration or offering effected by us under the terms of our Registration Rights Agreement dated April 6, 2021, which we refer to as the Registration Rights Agreement.

Except as otherwise disclosed in the footnotes below, the selling shareholder entities do not, or within the past three years have not had, any position, office or other material relationship with us.

The following table sets forth the name of the selling shareholder, the number of ordinary shares beneficially owned by the selling shareholder as of the date of this prospectus, the number of ordinary shares that may be offered under this prospectus and the number of ordinary shares beneficially owned by the selling shareholder assuming all of the shares covered hereby are sold. The number of ordinary shares in the column “Number of Shares Being Offered” represents all of the ordinary shares that the selling shareholder may offer under this prospectus. The selling shareholder may sell some, all or none of its ordinary shares. We do not know how long the selling shareholder will hold the ordinary shares before selling them, and we currently have no agreements, arrangements or understandings with the selling shareholder regarding the sale or other disposition of any of the ordinary shares. The ordinary shares covered hereby may be offered from time to time by the selling shareholder.

The information set forth below is based upon information obtained from the selling shareholder and information in our possession regarding the original issuance of the ordinary shares. The percentages of shares owned both before and after the offering are based on 10,793,057 ordinary shares outstanding as of the date of the prospectus, excluding the ordinary shares covered hereby.

Shares Beneficially Owned Prior to Offering(1)			Number of Shares Being Offered	Shares Beneficially Owned After Offering(2)
Name of Selling Shareholder	Number	Percent		Number	Percent
Entities Affiliated with Clal Biotechnology Industries(3)	1,481,522	13.7%	1,266,141	215,381	2.0%

(1)
“Beneficial ownership” is a term broadly defined by the SEC in Rule 13d-3 under the Exchange Act and includes more than the typical form of share ownership, that is, shares held in the person’s name. The term also includes what is referred to as “indirect ownership,” meaning ownership of shares as to which a person has or shares investment power. In computing the number of shares beneficially owned by the selling shareholder and the percentage ownership of the selling shareholder, we have included shares (if any) that the selling shareholder has the right to acquire within 60 days of the date of this prospectus, including through the exercise of any option, warrant or other right or the conversion of any other security.

(2)
Assumes that all shares being registered in this prospectus are resold to third parties and that with respect to the selling shareholder, such selling shareholder sells all ordinary shares registered under this prospectus held by such selling shareholder.

(3)
Based solely on a Schedule 13D/A filed on July 19, 2024, Clal Biotechnology Industries Ltd. (“CBI”) owns directly 308,811 ordinary shares, and may be deemed to share voting and investment power over 1,172,710 ordinary shares owned directly by Clal Life Sciences L.P. (“CLS”), the general partner of which, Clal Application Center Ltd., is wholly owned by CBI. Each of Access Industries Holdings LLC (“AIH”), Access Industries, LLC (“Access LLC”), Access Industries Management, LLC (“AIM”), Clal Industries Ltd. (“Clal Industries”) and Len Blavatnik may be deemed to share voting and investment power over the ordinary shares owned directly by CBI and CLS because (i) Mr. Blavatnik controls AIM, AIH, Access LLC and AI International GP Limited (the general partner of AI SMS, as defined below), (ii) AIM controls Access LLC and AIH, (iii) Access LLC controls a majority of the outstanding voting interests in AIH, (iv) AIH owns a majority of the equity of AI SMS L.P. (“AI SMS”), (v) AI SMS controls AI Diversified Holdings Ltd. (“Holdings Limited”), (vi) Holdings Limited owns AI Diversified Parent S.à r.l., which owns AI Diversified Holdings S.à r.l., which owns Access AI Ltd (“Access AI”), (vii) Access AI wholly owns Clal Industries, (viii) Clal Industries is the controlling shareholder of CBI, and (ix) CBI is the sole shareholder of Clal Application Center Ltd. The foregoing entities, other than CBI and CLS, and each of their affiliated entities and the officers, partners, members and managers thereof, disclaim beneficial ownership of these securities. The address of Clal Industries Ltd. is the Triangular Tower, 3 Azrieli Center, Tel Aviv 67023, Israel and the address of Access Industries Holdings LLC is c/o Access Industries Inc., 40 West 57th Street, New York, New York 10019, United States.

DESCRIPTION OF SECURITIES

The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize the material terms and provisions of the various types of securities that we or the selling shareholder may offer. We will describe in the applicable prospectus supplement the particular terms of any securities offered by such prospectus supplement. If we so indicate in the applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below.

We may sell from time to time, in one or more offerings, ordinary shares, warrants, debt securities and units comprising any combination of these securities. The total dollar amount of all securities that we may issue under this prospectus will not exceed $125,000,000.

DESCRIPTION OF ORDINARY SHARES

A description of our share capital and our ordinary shares can be found in Exhibit 2.1 to our Annual Report on Form 20-F for the year ended December 31, 2024, filed with the SEC on March 19, 2025, which is incorporated by reference herein.

General
Our authorized share capital consists of 20,000,000 ordinary shares, par value NIS 0.07 per share, of which 10,793,057 shares are issued and outstanding as of December 31, 2024.

All of our outstanding ordinary shares are validly issued, fully paid and non-assessable. Our ordinary shares are not redeemable and do not provide any preemptive rights.

Our registration number with the Israeli Registrar of Companies is 51-289494-0. Our purpose as set forth in our articles of association is to engage in any lawful activity.

Transfer Agent and Registrar

The transfer agent and registrar for our ordinary shares is Equiniti Trust Company, LLC (f/k/a American Stock Transfer & Trust Company LLC), New York, New York.

Listing

Our ordinary shares are listed on the Nasdaq Global Market under the symbol “MDWD.”

DESCRIPTION OF WARRANTS

We may issue warrants to purchase our ordinary shares and/or debt securities in one or more series together with other securities or separately, as described in the applicable prospectus supplement. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will describe the following terms of any warrants in respect of which this prospectus is being delivered:

•	the title of such warrants;
•	the aggregate number of such warrants;
•	the price or prices at which such warrants will be issued;
•	the price at which, and the currency or currencies in which, the securities upon exercise of such warrants may be purchased;
•	the designation, amount and terms of the securities purchasable upon exercise of such warrants;
•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;
•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;
•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;
•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;
•	information with respect to book-entry procedures, if any;
•	if applicable, any material Israeli and U.S. federal income tax considerations;
•	the anti-dilution provisions of such warrants, if any; and
•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities together with other securities or separately, as described in the applicable prospectus supplement. The debt securities will be issued under an indenture between us and a trustee identified in the applicable prospectus supplement, the form of which is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part. The executed indenture will be incorporated by reference from a report of foreign private issuer on Form 6-K. We encourage you to read the indenture, because the indenture will govern your rights as a holder of debt securities. The indenture will be subject to and governed by the Trust Indenture Act of 1939, as amended.

We may issue the debt securities in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will describe the particular terms of each series of debt securities in a prospectus supplement relating to that series, which we will file with the SEC.

The applicable prospectus supplement, including any applicable pricing supplement, will set forth, to the extent required, the following terms of the debt securities in respect of which the prospectus supplement is delivered:

•	the title of the series;
•	the aggregate principal amount;
•	the issue price or prices, expressed as a percentage of the aggregate principal amount of the debt securities;
•	any limit on the aggregate principal amount;
•	the date or dates on which principal is payable;
•	the interest rate or rates (which may be fixed or variable) and/or, if applicable, the method used to determine such rate or rates;
•	the date or dates from which interest, if any, will be payable and any regular record date for the interest payable;
•	the place or places where principal and, if applicable, premium and interest is payable;
•	the terms and conditions upon which we may, or the holders may require us to, redeem or repurchase the debt securities;
•	the denominations in which such debt securities may be issuable, if other than denomination of $1,000, or any integral multiple of that number;
•	whether the debt securities are to be issuable in the form of certificated debt securities or global debt securities;
•	the portion of principal amount that will be payable upon declaration of acceleration of the maturity date if other than the principal amount of the debt securities;
•	the currency of denomination;
•	the designation of the currency, currencies or currency units in which payment of principal and, if applicable, premium and interest, will be made;
•
if payments of principal and, if applicable, premium or interest, on the debt securities are to be made in one or more currencies or currency units other than the currency of denominations, the manner in which exchange rate with respect to such payments will be determined;

•
if amounts of principal and, if applicable, premium and interest may be determined by reference to an index based on a currency or currencies, or by reference to a commodity, commodity index, stock exchange index, or financial index, then the manner in which such amounts will be determined;

•	the provisions, if any, relating to any collateral provided for such debt securities;
•	any events of default;
•	the terms and conditions, if any, for conversion into or exchange for our ordinary shares;
•	any depositaries, interest rate calculation agents, exchange rate calculation agents, or other agents; and
•	the terms and conditions, if any, upon which the debt securities shall be subordinated in right of payment to other indebtedness of our company.

One or more debt securities may be sold at a substantial discount below their stated principal amount. We may also issue debt securities in bearer form, with or without coupons. If we issue discount debt securities or debt securities in bearer form, we will describe material U.S. federal income tax considerations and other material special considerations that apply to these debt securities in the applicable prospectus supplement.

We may issue debt securities denominated in or payable in a foreign currency or currencies or a foreign currency unit or units. If we do, we will describe the restrictions, elections, and general tax considerations relating to the debt securities and the foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.

DESCRIPTION OF UNITS

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

•	the title of the series of units;

•	identification and description of the separate constituent securities comprising the units;

•	the price or prices at which the units will be issued;

•	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

•	a discussion of certain United States federal income tax considerations applicable to the units; and

•	any other terms of the units and their constituent securities.

PLAN OF DISTRIBUTION

We and/or the selling shareholder may sell the securities included in this prospectus from time to time in one or more transactions, including without limitation:

•	through agents;
•	to or through one or more underwriters on a firm commitment or agency basis;
•	through put or call option transactions relating to the securities;
•	through broker-dealers (acting as agent or principal);
•	directly to purchasers, through a specific bidding or auction process, on a negotiated basis or otherwise;
•	through any other method permitted pursuant to applicable law; or
•	through a combination of any such methods of sale.

At any time a particular offer of the securities covered by this prospectus is made, a revised prospectus or prospectus supplement, if required, will be distributed which will set forth the aggregate amount of securities covered by this prospectus being offered and the terms of the offering, including the name or names of any underwriters, dealers, brokers or agents, any discounts, commissions, concessions and other items constituting compensation from us and any discounts, commissions or concessions allowed or re-allowed or paid to dealers. Such prospectus supplement, and, if necessary, a post-effective amendment to the registration statement of which this prospectus is a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the securities covered by this prospectus. In order to comply with the securities laws of certain jurisdictions, if applicable, the securities sold under this prospectus may only be sold through registered or licensed brokers or dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from registration or qualification requirements is available and is complied with.

Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

The distribution of securities may be effected from time to time in one or more transactions, including block transactions and transactions on Nasdaq or any other organized market where the securities may be traded. The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of the securities. Any dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. If any such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

Agents may from time to time solicit offers to purchase the securities. If required, we will name in the applicable prospectus supplement any agent involved in the offer or sale of the securities and set forth any compensation payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities.

If underwriters are used in a sale, securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. The prospectus and prospectus supplement will be used by the underwriters to resell the securities.

If a dealer is used in the sale of the securities, we, the selling shareholder or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement the name of the dealer and the terms of the transactions.

We and/or the selling shareholder may directly solicit offers to purchase the securities and may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. To the extent required, the prospectus supplement will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

Agents, underwriters and dealers may be entitled under agreements which may be entered into with us and/or the selling shareholder to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us and/or the selling shareholder to payments they may be required to make in respect of such liabilities. If required, the prospectus supplement will describe the terms and conditions of the indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us or our subsidiaries.

Any person participating in the distribution of securities registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our securities by that person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our securities to engage in market-making activities with respect to our securities. These restrictions may affect the marketability of our securities and the ability of any person or entity to engage in market-making activities with respect to our securities.

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids that stabilize, maintain or otherwise affect the price of the offered securities. These activities may maintain the price of the offered securities at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below.

•	A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.
•
A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.

•
A penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered securities originally sold by the syndicate member are purchased in syndicate covering transactions.

These transactions may be effected on an exchange, if the securities are listed on that exchange, or in the over-the-counter market or otherwise.

In the event that any underwriter or agent acts as principal, or broker-dealer acts as underwriter, it may engage in certain transactions that stabilize, maintain or otherwise affect the price of our securities. We will describe any such activities in the prospectus supplement relating to the transaction.

If so indicated in the applicable prospectus supplement, we will authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase offered securities from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the prospectus supplement and the prospectus supplement will set forth the commission payable for solicitation of such contracts.

In addition, ordinary shares may be issued upon conversion of or in exchange for debt securities or other securities.

Any underwriters to whom offered securities are sold for public offering and sale may make a market in such offered securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The offered securities may or may not be listed on a national securities exchange. No assurance can be given that there will be a market for the offered securities.

Any securities that qualify for sale pursuant to Rule 144 or Regulation S under the Securities Act may be sold under Rule 144 or Regulation S rather than pursuant to this prospectus.

To the extent that we and/or the selling shareholder make sales to or through one or more underwriters or agents in at-the-market offerings, we and/or the selling shareholder will do so pursuant to the terms of a distribution agreement between us and/or the selling shareholder and the underwriters or agents. If we engage in at-the-market sales pursuant to a distribution agreement, we or the selling shareholder will sell our ordinary shares to or through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we and/or the selling shareholder may sell ordinary shares on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. The distribution agreement will provide that any ordinary shares sold will be sold at prices related to the then prevailing market prices for our ordinary shares. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time and will be described in a prospectus supplement. Pursuant to the terms of the distribution agreement, we and/or the selling shareholder also may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our ordinary shares or warrants. The terms of each such distribution agreement will be set forth in more detail in a prospectus supplement to this prospectus.

Offers to purchase the securities offered by this prospectus may be solicited, and sales of the securities may be made, by us and/or the selling shareholder directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any re-sales of the securities. The terms of any offer made in this manner will be included in the prospectus supplement relating to the offer

In connection with offerings made through underwriters or agents, we and/or the selling shareholder may enter into agreements with such underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us and/or the selling shareholder under these arrangements to close out any related open borrowings of securities.

We and/or the selling shareholder may enter into derivative transactions with third parties or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, such third parties (or affiliates of such third parties) may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, such third parties (or affiliates of such third parties) may use securities pledged by us and/or the selling shareholder or borrowed from us, the selling shareholder or others to settle those sales or to close out any related open borrowings of shares, and may use securities received from us and/or the selling shareholder in settlement of those derivatives to close out any related open borrowings of shares. The third parties (or affiliates of such third parties) in such sale transactions will be underwriters and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment).

We and/or the selling shareholder may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus. Such financial institution or third party may transfer its short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus or in connection with a simultaneous offering of other securities offered by this prospectus.

EXPENSES ASSOCIATED WITH THE REGISTRATION

The following is a statement of expenses in connection with the distribution of the securities registered. All amounts shown are estimates except the SEC registration fee and the FINRA filing fee. The estimates do not include expenses related to offerings of particular securities. Each prospectus supplement describing an offering of securities will reflect the estimated expenses related to the offering of securities under that prospectus supplement.

SEC registration fee		$6,239.92
FINRA filing fee	$	*
Legal fees and expenses		*
Accountants’ fees and expenses		*
Printing fees		*
Miscellaneous		*
TOTAL	$	*

* These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

LEGAL MATTERS

Certain legal matters with respect to Israeli law and with respect to the validity of the offered securities under Israeli law will be passed upon for us by Meitar | Law Offices, Ramat Gan, Israel. Certain legal matters with respect to U.S. law will be passed upon for us by Latham & Watkins LLP, New York, New York.

EXPERTS

The consolidated financial statements of MediWound Ltd. as of December 31, 2024 and 2023, and for each of the years in the three-year period ended December 31, 2024, have been incorporated by reference herein in reliance upon the report of Somekh Chaikin, a member firm of KPMG International, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-3 under the Securities Act, with respect to the securities offered by this prospectus. This prospectus and any accompanying prospectus supplement do not contain all the information contained in the registration statement, including its exhibits and schedules. You should refer to the registration statement, including its exhibits and schedules, for further information about us and the securities we may offer. Statements we make in this prospectus and any accompanying prospectus supplement about certain contracts or other documents are not necessarily complete. When we make such statements, we refer you to the copies of the contracts or documents that are filed as exhibits to the registration statement, because those statements are qualified in all respects by reference to those exhibits. The registration statement, including exhibits and schedules, is on file at the office of the SEC and may be inspected without charge.

We are subject to the information reporting requirements of the Exchange Act. Under the Exchange Act, we are required to file annual and special reports and other information with the SEC. As a foreign private issuer, we are exempt from the rules under the Exchange Act prescribing the filing and content of proxy statements and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file annual, quarterly and current reports and financial statements as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. However, we file with the SEC, within 120 days after the end of each fiscal year, or such applicable time as required by the SEC, an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm, and we submit to the SEC, on Form 6-K, unaudited quarterly financial information and proxy statements for our general meetings of shareholders.

We file or furnish reports, proxy statements and other information with or to the SEC. The SEC maintains a web site that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

We maintain a corporate website at www.MediWound.com. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information in documents we file with it. This means that we can disclose important information to you by referring you to another document filed by us with the SEC. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.

We incorporate by reference into this prospectus documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, and, to the extent specifically designated therein, reports of foreign private issuer on Form 6-K we furnish to the SEC on or after the date on which this registration statement is first filed with the SEC and until the termination or completion of that offering under this prospectus:

•	our Annual Report on Form 20-F for the fiscal year ended December 31, 2024, filed with the SEC on March 19, 2025; and

•
the description of our ordinary shares contained under the heading “Item 1. Description of Registrant’s Securities to be Registered” in our registration statement on Form 8-A, as filed with the SEC on March 12, 2014, as updated by the description of our ordinary shares that served as Exhibit 2.1 to our Annual Report on Form 20-F for the fiscal year ended December 31, 2024 filed with the SEC on March 19, 2025.

Any statement contained herein or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

MediWound Ltd.
c/o LifeSci Advisors
Attn: Daniel Ferry, Managing Director
Email: daniel@lifesciadvisors.com

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the State of Israel. Service of process upon us and upon our directors, officers and any Israeli experts named in this registration statement, substantially all of whom reside outside of the United States, may be difficult to obtain within the United States. Furthermore, because substantially all of our assets and substantially all of our directors and officers are located outside of the United States, any judgment obtained in the United States against us or any of our directors and officers may not be collectible within the United States.

We have been informed by our legal counsel in Israel, Meitar | Law Offices, that it may be difficult to assert U.S. securities law claims in original actions instituted in Israel. Israeli courts may refuse to hear a claim based on an alleged violation of U.S. securities laws because Israel is not the most appropriate forum in which to bring such a claim. In addition, even if an Israeli court agrees to hear a claim, it may determine that Israeli law and not U.S. law is applicable to the claim. If U.S. law is found to be applicable, the content of applicable U.S. law must be proven as a fact which can be a time-consuming and costly process. Certain matters of procedure will also be governed by Israeli law.

We have irrevocably appointed Puglisi & Associates as our agent to receive service of process in any action against us in any United States federal or state court arising out of the offerings under this prospectus or any purchase or sale of securities in connection with any such offering(s). Subject to specified time limitations and legal procedures, Israeli courts may enforce a United States judgment in a civil matter which, subject to certain exceptions, is non-appealable, including a judgment based upon the civil liability provisions of the Securities Act or the Exchange Act and including a monetary or compensatory judgment in a non-civil matter, provided that, among other things:

•
the judgment is obtained after due process before a court of competent jurisdiction, according to the laws of the state in which the judgment is given and the rules of private international law prevailing in Israel;

•	the prevailing law of the foreign state in which the judgment is rendered allows for the enforcement of judgments of Israeli courts;
•	adequate service of process has been effected and the defendant has had a reasonable opportunity to be heard and to present his or her evidence;
•	the judgment is not contrary to public policy of Israel, and the enforcement of the civil liabilities set forth in the judgment is not likely to impair the security or sovereignty of Israel;
•	the judgment was not obtained by fraud and does not conflict with any other valid judgment in the same matter between the same parties;
•	an action between the same parties in the same matter was not pending in any Israeli court at the time at which the lawsuit was instituted in the foreign court; and
•	the judgment is enforceable according to the laws of Israel and according to the law of the foreign state in which the relief was granted.

If a foreign judgment is enforced by an Israeli court, it generally will be payable in Israeli currency, which can then be converted into non-Israeli currency and transferred out of Israel. The usual practice in an action before an Israeli court to recover an amount in a non-Israeli currency is for the Israeli court to issue a judgment for the equivalent amount in Israeli currency at the rate of exchange in force on the date of the judgment, but the judgment debtor may make payment in foreign currency. Pending collection, the amount of the judgment of an Israeli court stated in Israeli currency ordinarily will be linked to the Israeli consumer price index plus interest at the annual statutory rate set by Israeli regulations prevailing at the time. Judgment creditors must bear the risk of unfavorable exchange rates.

MediWound Ltd.

$125,000,000 of
Ordinary Shares,
Warrants, and/or
Debt Securities, separately or
as Units

and

1,266,141 Ordinary Shares Offered by Selling Shareholder

PROSPECTUS

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Directors and Officers.

Under the Israeli Companies Law, 5759, 1999 (the “Israeli Companies Law”), a company may not exculpate an office holder from liability for a breach of the duty of loyalty. An Israeli company may exculpate an office holder in advance from liability to the company, in whole or in part, for damages caused to the company as a result of a breach of duty of care but only if a provision authorizing such exculpation is included in its articles of association. Our articles of association do include such a provision. The company may not exculpate in advance a director from liability arising out of a prohibited dividend or distribution to shareholders.

Under the Israeli Companies Law, a company may indemnify an office holder in respect of the following liabilities and expenses incurred for acts performed by him or her as an office holder, either pursuant to an undertaking made in advance of an event or following an event, provided its articles of association include a provision authorizing such indemnification:

•
financial liability imposed on him or her in favor of another person pursuant to a judgment, including a settlement or arbitrator’s award approved by a court. However, if an undertaking to indemnify an office holder with respect to such liability is provided in advance, then such an undertaking must be limited to events which, in the opinion of the board of directors, can be foreseen based on the company’s activities when the undertaking to indemnify is given, and to an amount or according to criteria determined by the board of directors as reasonable under the circumstances, and such undertaking shall detail the abovementioned foreseen events and amount or criteria;

•
reasonable litigation expenses, including attorneys’ fees, incurred by the office holder (1) as a result of an investigation or proceeding instituted against him or her by an authority authorized to conduct such investigation or proceeding, provided that (i) no indictment was filed against such office holder as a result of such investigation or proceeding; and (ii) no financial liability was imposed upon him or her as a substitute for the criminal proceeding as a result of such investigation or proceeding or, if such financial liability was imposed, it was imposed with respect to an offense that does not require proof of criminal intent; and (2) in connection with a monetary sanction;

•
reasonable litigation expenses, including attorneys’ fees, incurred by the office holder or imposed by a court in proceedings instituted against him or her by the company, on its behalf, or by a third party, or in connection with criminal proceedings in which the office holder was acquitted, or as a result of a conviction for an offense that does not require proof of criminal intent; and

•	reasonable litigation expenses, including attorneys’ fees, incurred by the office holder in respect of certain administrative proceedings under the Israeli Securities Law.

Under the Israeli Companies Law, a company may insure an office holder against the following liabilities incurred for acts performed by him or her as an office holder, if and to the extent provided in the company’s articles of association:

•	a breach of the duty of loyalty to the company, provided that the office holder acted in good faith and had a reasonable basis to believe that the act would not harm the company;
•	a breach of duty of care to the company or to a third party, to the extent such a breach arises out of the negligent conduct of the office holder; and
•	a financial liability imposed on the office holder in favor of a third party.

Under the Israeli Companies Law, a company may not indemnify, exculpate or insure an office holder against any of the following:

•
a breach of the duty of loyalty, except for indemnification and insurance for a breach of the duty of loyalty to the company to the extent that the office holder acted in good faith and had a reasonable basis to believe that the act would not harm the company;

•	a breach of duty of care committed intentionally or recklessly, excluding a breach arising solely out of the negligent conduct of the office holder;
•	an act or omission committed with intent to derive illegal personal benefit; or
•	a fine, civil fine, monetary sanction or forfeit levied against the office holder.

Under the Israeli Companies Law, exculpation, indemnification and insurance of office holders in a public company must be approved by the compensation committee and the board of directors and, with respect to certain office holders or under certain circumstances, also by the shareholders.

Our articles of association permit us to exculpate, indemnify and insure our office holders to the fullest extent permitted or to be permitted by the Israeli Companies Law. We have obtained directors’ and officers’ liability insurance for the benefit of our office holders and intend to continue to maintain such coverage and pay all premiums thereunder to the fullest extent permitted by the Israeli Companies Law.

In addition, we have entered into agreements with each of our directors and executive officers exculpating them from liability to us for damages caused to us as a result of a breach of duty of care and undertaking to indemnify them, in each case, to the fullest extent permitted by our articles of association and Israeli Law, , including with respect to liabilities resulting from a public offering of our securities, to the extent that these liabilities are not covered by insurance.

The maximum indemnification amount set forth in those agreements is limited to an amount equal to the greater of (i) 25% of our total shareholders’ equity based on our most recently financial statements of the time of the actual payment of the indemnification; (ii) $50 million; (iii) 40% of our total market capitalization (which means the average closing price of our ordinary shares over the 30 trading days prior to the actual payment of indemnification, multiplied by the total number of our issued and outstanding ordinary shares as of the date of actual payment); and (iv) in connection with or arising out of a public offering of our securities, the aggregate amount of proceeds from the sale of securities by us and/or any shareholder of ours in such offering. The maximum amount set forth in those agreements is in addition to amounts actually paid, if any, under insurance policies and/or by a third-party pursuant to an indemnification arrangement.

In the opinion of the SEC, indemnification of directors and office holders for liabilities arising under the Securities Act is against public policy and therefore unenforceable.

Item 9. Exhibits.

EXHIBIT INDEX

Exhibit No.	Document
1.1	Form of Underwriting Agreement (1)
3.1
Amended and Restated Articles of Association of the Registrant (incorporated by reference to Exhibit 1.1 to the Registrants Annual Report on Form 20-F For the year ended December 31, 2023, filed with the SEC on March 21, 2024)

3.2
Memorandum of Association of the Registrant, as currently in effect (incorporated by reference to Exhibit 3.3 of the Registration Statement on Form F-1 filed with the Securities and Exchange Commission on March 3, 2014).

4.1	Form of Indenture relating to debt securities
4.2	Specimen share certificate (incorporated by reference to Exhibit 4.1 to Amendment No. 2 to the Company’s registration statement on Form F-1 (File No. 333-193856), filed with the SEC on March 3, 2014)
4.4	Form of Warrant Agreement (1)
4.5	Form of Warrant Certificate (1)
4.6	Form of Debt Security (1)
4.7	Form of Unit Agreement(1)
5.1	Opinion of Meitar | Law Offices, Israeli counsel to the Registrant
5.2	Opinion of Latham & Watkins LLP, U.S. counsel to the Registrant
23.1	Consent of Somekh Chaikin, a member firm of KPMG International, an independent registered public accounting firm
23.2	Consent of Meitar | Law Offices (included in Exhibit 5.1)
23.3	Consent of Latham & Watkins LLP (included in Exhibit 5.2)
24.1	Powers of Attorney (included in signature page to Registration Statement)
25.1	Statement of Eligibility of Trustee Under Indenture (2)
107.1	Filing Fee Table

(1)	To be filed as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a report on Form 6-K will be incorporated herein by reference.
(2)	Where applicable, to be incorporated herein by reference to a subsequent filing in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

Item 10. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission, or the Commission, pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20%change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933, or Item 8.A of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5) that, for the purpose of determining liability under the Securities Act to any purchaser:

(i) each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6) that, for the purpose of determining liability of a registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of such undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(7) that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Yavne, Israel on this 19th day of March 2025.

MEDIWOUND LTD.

By:	/s/ Ofer Gonen
Name: Ofer Gonen
Title: Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below hereby constitutes and appoints Ofer Gonen and Hani Luxenberg, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power to act separately and full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the SEC, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or his or her or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons on March 19, 2025 in the capacities indicated:

Signatures	Title

/s/ Ofer Gonen Ofer Gonen	Chief Executive Officer (Principal Executive Officer)

/s/ Hani Luxenberg Hani Luxenberg	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

/s/ Nachum (Homi) Shamir Nachum (Homi) Shamir	Chairman of the Board of Directors

/s/ Vickie R. Driver Vickie R. Driver	Director

/s/ David Fox David Fox	Director

/s/ Shmuel (Milky) Rubinstein Shmuel (Milky) Rubinstein	Director

/s/ Stephen T. Wills	Director
Stephen T. Wills

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of MediWound Ltd. has signed this registration statement on March 19, 2025.

PUGLISI & ASSOCIATES

By:	/s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Managing Director